Exhibit 99 of the Form S-1 Registration Statement – Daily Adjustment Calculation

We designed the Daily Adjustment to provide an Index Option Value for each Index Option on Business Days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment approximates the Performance Credit that will be available on the next Index Anniversary, adjusting for:
(i) any Index gains during the Index Year subject to the Cap,
(ii) any Index losses greater than the 10% or 30% Buffer, and
(iii) the number of days until the next Index Anniversary

The Daily Adjustment formula has two primary components: (i) the change in Proxy Value, and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index Values and interest rates.
DAILY ADJUSTMENT FORMULA
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 - time remaining during the Index Year)
CALCULATING CHANGE IN PROXY VALUE
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment at the beginning of the Index Year (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year.
The Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer. It is important to note that the out-of-the-money put will almost always reduce the Proxy Value, even when the current Index Value on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index Value on a Business Day is lower than the Index Value on the last Index Anniversary.
DERIVATIVE DESCRIPTIONS
At-the-money call (AMC)
This is an option to buy a position in the Index on the next Index Anniversary at the strike price of one. On an Index Anniversary the AMC’s value is equal to the Index Value on the Index Anniversary divided by the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), then minus one, the difference being no less than zero.
Out-of-the-money call (OMC)
This is an option to buy a position in the Index on the next Index Anniversary at the strike price of (one plus the Cap). On an Index Anniversary the OMC’s value is equal to the Index Value on the Index Anniversary divided by the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), then minus the sum of one plus the Cap, the difference being no less than zero.
           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

Out-of-the-money-put (OMP)
This is an option to sell a position in the Index on the next Index Anniversary at the strike price of (one minus the Buffer). On an Index Anniversary the OMP’s value is equal to one minus the Buffer, then minus the quotient of the Index Value on the Index Anniversary divided by the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), the difference being no less than zero.
CALCULATING PROXY INTEREST
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The formula for proxy interest involves the calculation of: (i) the beginning Proxy Value, and (ii) the time remaining during an Index Year. The time remaining during an Index Year is equal to the number of days remaining in the Index Year divided by 365. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
PROXY VALUE CALCULATION
Throughout the Index Year, on Business Days other than the Index Effective Date or an Index Anniversary, we calculate each hypothetical derivative using a fair market methodology. The purpose of this calculation is to determine the market value of your allocation. Changes in Proxy Value inputs can result in a negative Daily Adjustment even with a positive return in the Index.
PROXY VALUE INPUTS
Index YTD return – The Index Value at the end of the current Business Day divided by the Index Value on the last Index Anniversary (or the Index Effective Date if this is before the first Index Anniversary), minus one and expressed as a percent. The Index Values are provided daily by Bloomberg or another market source.
Dividend yield – The expected dividend yield as approximated by Bloomberg or another market source, including any adjustment for exchange rates. We use dividend yields consistent with the market pricing of options. Since dividends typically reduce Index Values, a higher dividend yield will lead to a lower expected Index Value.
Strike price – This varies for each derivative investment as follows.
•	For an AMC the strike price is equal to 1.
•	For an OMC the strike price is equal to 1 plus the Cap.
•	For an OMP the strike price is equal to 1 minus the Buffer.
Interest rate –The interest rate is used to calculate the present value of the strike price from the next Index Anniversary to the time of calculation. We use interest rates consistent with market pricing of options.
Time remaining – This is equivalent to the portion of time remaining during the Term. It is equal to the number of days in the Index Year from the next Index Anniversary to the time of the calculation divided by 365.
Volatility – The volatility of an Index as approximated using observed option prices by a market source. The volatility is used in determining the likelihood and expected amount that the Index Value will differ from the strike price on the next Index Anniversary. As volatility increases, the value of call and put options generally increase. We use volatility consistent with the market pricing of options.
           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

EXAMPLE: INDEX PERFORMANCE STRATEGY WITH THE S&P 500® INDEX
Assume you purchase a Contract and allocate your total initial Purchase Payment of $10,000 to the Index Option with the Index Performance Strategy using the S&P 500® Index. On the Index Effective Date the Index Option Base is $10,000, the Cap is 12%, the Buffer is 10% and the Index Value is 1,000. Please note that these examples may differ from your actual results due to a variety of market factors.
Index Effective Date
On the Index Effective Date we calculate the beginning Proxy Value as follows.
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	1,000
INDEX YTD RETURN	NA
TIME REMAINING	1.00
VALUE OF DERIVATIVES	AMC = 5.10%	OMC = 0.66%	OMP = 3.37%
Beginning Proxy Value = AMC - OMC – OMP = 5.10% – 0.66% – 3.37% = 1.06%
End of month one
Assume the Index Value increased to 1,010 by the end of month one. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	1,010
INDEX YTD RETURN	1.00%
TIME REMAINING	0.92
VALUE OF DERIVATIVES	AMC = 5.41%	OMC = 0.72%	OMP = 2.83%
Current Proxy Value = AMC - OMC – OMP = 5.41% – 0.72% – 2.83% = 1.86%
In this example the Index Value increased since the beginning of the year, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a) change in Proxy Value = (current Proxy Value – beginning Proxy Value) =(1.86 - 1.06%) = 0.80%
(b) proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.92) = 0.09%

= [(a) 0.80% + (b) 0.09%] x $10,000 = $89.16

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $89.16 = $10,089.16

           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

End of month one with changes to Proxy Value inputs
Proxy Value inputs can result in a negative Daily Adjustment even with a positive return in the Index.  As in the previous example, assume the Index Value increased to 1,010 by the end of month one. In addition, assume changes in volatility, interest rates, and dividend yields impact the value of the derivatives. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	1,010
INDEX YTD RETURN	1.00%
TIME REMAINING	0.92
VALUE OF DERIVATIVES	AMC = 6.37%	OMC = 2.23%	OMP = 3.50%
Current Proxy Value = AMC - OMC – OMP = 6.37% – 2.23% – 3.50% = 0.63%
In this example the Index Value increased since the beginning of the year, which generally increases the Proxy Value. Changes to inputs for valuing derivatives decreased the Proxy Value despite the positive Index return. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (0.63% - 1.06%) = -0.43%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.92) = 0.09%

= [(a) -0.43% + (b) 0.09%] x $10,000 = -$33.76

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$33.76 = $9,966.24
End of month three
Assume the Index Valuedecreased to 950 by the end of month three. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	950
INDEX YTD RETURN	-5.00%
TIME REMAINING	0.75
VALUE OF DERIVATIVES	AMC = 2.50%	OMC = 0.12%	OMP = 3.99%
Current Proxy Value = AMC - OMC – OMP = 2.50% – 0.12% – 3.99% = -1.61%
In this example the Index Value decreased, which generally decreases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-1.61% - 1.06%) = -2.67%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.75) = 0.27%

= [(a) -2.67% + (b) 0.27%] x $10,000 = -$240.54

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$240.54 = $9,759.46

           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

End of month six
Assume the Index Value increased to 1100 by the end of month six. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	1100
TERM TD RETURN	10.00%
TIME REMAINING	0.50
VALUE OF DERIVATIVES	AMC = 10.33%	OMC = 2.16%	OMP = 0.36%
Current Proxy Value = AMC – OMC – OMP = 10.33% – 2.16% – 0.36% = 7.82%
In this example the Index Value increased, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (7.82% - 1.06%) = 6.75%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.50) = 0.53%

= [(a) 6.75% + (b) 0.53%] x $10,000 = $728.51

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $728.51= $10,728.51

Now instead, assume the Index Value decreased to 900 by the end of month six. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	900
INDEX YTD RETURN	-10.00%
TIME REMAINING	0.50
VALUE OF DERIVATIVES	AMC = 0.72%	OMC = 0.00%	OMP = 4.93%
Current Proxy Value = AMC - OMC – OMP = 0.72% – 0.00% – 4.93% = -4.21%
In this example the Index Value decreased, which generally decreases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (-4.21% - 1.06%) = -5.27%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.50) = 0.53%

= [(a) -5.27% + (b) 0.53%] x $10,000 = -$473.86

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$473.86 = $9,526.14

           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

End of month eleven
Assume the Index Value increased to 1095 by the end of month eleven. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1.00	OMC = 1.12	OMP = 0.90
INDEX VALUE	1095
INDEX YTD RETURN	9.50%
TIME REMAINING	0.08
VALUE OF DERIVATIVES	AMC = 9.37%	OMC = 0.46%	OMP = 0.00%
Current Proxy Value = AMC - OMC – OMP = 9.37% – 0.87% – 0.00% = 8.92%
In this example the Index Value increased, which generally increases the Proxy Value. We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (8.92% - 1.06%) = 7.86%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.06% x (1 - 0.08) = 0.97%

= [(a) 7.86% + (b) 0.97%] x $10,000 = $882.86

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + $882.86 = $10,882.86
The following table summarizes each month during an Index Year what the hypothetical Proxy Values, Daily Adjustments, and Index Option Values would be for different Index Values. At the end of month one, the table uses the example with initial Proxy Value inputs. At the end of month six, it uses the example where the Index Value is 900. For simplicity we assume the Index Option Base is $10,000 throughout the Index Year. In reality your Index Option Base changes throughout the year with the deduction of any partial withdrawal you request and when we deduct applicable contract fees and charges.
MONTH	INDEX VALUES	AMC	OMC	OMP	PROXY VALUE	DAILY ADJUSTMENT	INDEX OPTION VALUE
INDEX EFFECTIVE DATE	1,000	5.10%	0.66%	3.37%	1.06%	$0.00	$10,000.00
1	1,010	5.41%	0.72%	2.83%	1.86%	$89.16	$10,089.16
2	975	3.62%	0.29%	3.50%	-0.16%	-$104.73	$9,895.27
3	950	2.50%	0.12%	3.99%	-1.61%	-$240.54	$9,759.46
4	925	1.59%	0.04%	4.60%	-3.05%	-$376.16	$9,623.84
5	850	0.30%	0.00%	8.22%	-7.92%	-$853.97	$9,146.03
6	900	0.72%	0.00%	4.93%	-4.21%	-$473.86	$9,526.14
7	980	2.61%	0.07%	1.62%	0.92%	$47.62	$10,047.62
8	1,015	3.95%	0.14%	0.67%	3.13%	$277.54	$10,277.54
9	1,100	9.95%	1.39%	0.05%	8.51%	$824.60	$10,824.60
10	1,125	12.25%	2.10%	0.00%	10.15%	$996.95	$10,996.95
11	1,095	9.37%	0.46%	0.00%	8.92%	$882.86	$10,882.86
1ST INDEX ANNIVERSARY	1,080						$10,800.00

           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99

EXAMPLE: INDEX PROTECTION NY STRATEGY WITH THE S&P 500® INDEX
Assume you purchase a Contract and allocate your total initial Purchase Payment of $10,000 to the Index Option with the Index Protection NY Strategy using the S&P 500® Index. On the Index Effective Date the Index Option Base is $10,000, the Cap is 4%, the Buffer is 30% and the Index Value is 1,000. Assume that all Proxy Value inputs except the Index Value stay constant throughout the year. Please note that these examples may differ from your actual results due to rounding.
Index Effective Date
On the Index Effective Date we calculate the beginning Proxy Value as follows.
STRIKE PRICE	AMC = 1	OMC = 1.04	OMP = 0.70
INDEX VALUE	1,000
INDEX YTD RETURN	NA
TIME REMAINING	1
VALUE OF DERIVATIVES	AMC = 5.10%	OMC = 3.61%	OMP = 0.05%
Beginning Proxy Value = AMC - OMC – OMP = 5.10% – 3.61% – 0.05% = 1.44%
End of month three
Assume the Index Value decreased to 950 by the end of month three. We calculate the current Proxy Value as follows:
STRIKE PRICE	AMC = 1	OMC = 1.04	OMP = 0.70
INDEX VALUE	950
INDEX YTD RETURN	-5.00%
TIME REMAINING	0.75
VALUE OF DERIVATIVES	AMC = 2.50%	OMC = 1.55%	OMP = 0.04%
Current Proxy Value = AMC - OMC – OMP = 2.50% – 1.55% – 0.04% = 0.91%
We calculate the Daily Adjustment and Index Option Value as follows.
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value) = (0.91% - 1.44%) = -0.53%
(b)	proxy interest = beginning Proxy Value x (1 - Time remaining) = 1.44% x (1 - 0.75) = 0.36%

= [(a) -0.53% + (b) 0.36%] x $10,000 = -$17.01

Index Option Value = Index Option Base + Daily Adjustment = $10,000.00 + -$17.01 = $9,982.99

           Allianz Index Advantage® New York (for contracts issued on or before December 31, 2022)            INY-024a (05/24)
Exhibit 99